POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each
person whose signature appears
below constitutes and appoints Jennifer B. Reiners and David A. Gardella, and each of them, his/her
true and lawful attorney-in-fact and agent in any
and all capacities, to:
(1)                 execute for and on behalf of
the undersigned, in the undersigned's capacity
as a director or officer of Donnelley Financial Solutions, Inc. (the "Company"),
Forms
3, 4 and 5 in accordance with Section 16(a) of
the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), as well as Forms 144
in accordance with the
Securities Act of 1933 and the rules thereunder;
(2)               do and perform any and all acts
for and on behalf of the undersigned  which
may be necessary or desirable to complete and execute
any such Form 3, 4, 5, and/or
Form 144, and timely file such Form(s) with the
United States Securities and
Exchange Commission ("SEC") and the New York Stock
Exchange, including
completion of Form ID or any other form or document
required to utilize the SEC's
electronic filing system; and
(3)               take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such attorney-in-fact
may be of benefit to, in the
best interest of, or legally required by, the
undersigned, it being understood the
documents executed by such attorney-in-fact on behalf
of the undersigned pursuant to
this Power of Attorney shall be in such form and
shall contain such terms and
conditions as such attorney-in-fact may approve in such
attorney-in-fact's discretion.
The undersigned hereby grants to each attorney-in-fact
named herein full power and
authority to do and perform any and every act and
thing whatsoever requisite,
necessary or proper to be done in the exercise of
any of the rights and powers herein
granted, with full power of substitution or revocation,
hereby ratifying and confirming
that such attorney-in-fact or such attorney-in-fact's
substitute or substitutes, shall
lawfully do or cause to be done by virtue of this
power of attorney and the rights and
powers herein granted.  The undersigned
acknowledges that the foregoing attorneys-
in-fact, in serving in such capacity at the request
of the undersigned, are not assuming
nor is the Company assuming, any of the undersigned's
responsibilities to comply
with Section 16 of the Exchange Act, as amended.
The undersigned revokes all prior powers of attorney
related to the subject matter of
this Power of Attorney.  This Power of Attorney
shall remain in full force and effect
until the undersigned is no longer required to
file Forms 3, 4 and 5 with respect to the
undersigned's holdings of and transactions in
securities issued by the Company unless
earlier revoked by the undersigned in signed
writing delivered to the foregoing
attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused
this Power of Attorney to be
executed as of this 4th day of March, 2019.

Jeffrey Jacobowitz                   /s/ Jeffrey Jacobowitz
Name:  Printed    Signature